SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: February 21, 2006

AVATECH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31265	84-1035353
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

10715 Red Run Boulevard, Suite 101, Owings Mills, Maryland 21117

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (410) 581-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 4.01 Changes in Registrant’s Certifying Accountant

On February 21, 2006, Ernst & Young LLP was dismissed as the independent registered public accountants to audit the financial statements of the Registrant and the Registrant engaged the firm of Stegman & Company to serve as its independent registered public accountants for the fiscal year ending June 30, 2006. The decision to change accountants was effective immediately and was made by the Audit Committee and approved by the Board of Directors. Stegman & Company will review the Registrant’s financial statements for the quarter ending March 31, 2006.

The audit report of Ernst & Young LLP on the Registrant’s financial statements as of June 30, 2005 and for each of the two years in the period ended June 30, 2005 (“the Audit Period”) did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Audit Period and through the date of this report, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scopes or procedures, which disagreements, if not resolved to the satisfaction of the former accountants, would have caused it to make reference to the subject matter of the disagreements in connection with this report, and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K.

During the Audit Period and through the date of this report, the Registrant did not consult with Stegman & Company regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Regulation S-K.

The Registrant provided Ernst & Young LLP with a copy of the above disclosure. A letter from Ernst & Young dated February 23, 2006 stating its agreement with the statements concerning Ernst & Young is attached hereto as Exhibit 16.1.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

16.1	Letter from Ernst & Young regarding change in Certifying Accountant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVATECH SOLUTIONS, INC.
(Registrant)

Date: February 23, 2006	By:	/s/ Lawrence Rychlak
Lawrence Rychlak
Vice President and Chief Financial Officer